Exhibit (6)(v) on Form N-1A
                                          Exhibit (10) under Item 6/Reg. S0K





                             Amendment No. 1 to
                                 EXHIBIT A
            to Amended and Restated Shareholder Services Plan of
                the Vision Group of Funds, Inc. (the "Fund")
                           dated November 8, 1995



                       Classes covered by this Plan :
                          Vision Money Market Fund
                 Vision New York Tax-Free Money Market Fund
                     Vision Treasury Money Market Fund
                   Vision U.S. Government Securities Fund
                       Vision New York  Tax-Free Fund
                       Vision Growth and Income Fund
                      Vision Capital Appreciation Fund